INTERGRAPH CORPORATION AND SUBSIDIARIES

            EXHIBIT 21 ---- SUBSIDIARIES OF REGISTRANT

                                           State or Other       Percentage of
                                            Jurisdiction      Voting Securities
Name                                      of Incorporation     Owned by Parent
-----------------------------------       -----------------   -----------------

Intergraph Asia Pacific, Inc.             Delaware                   100
Intergraph Computer Systems
  Holding, Inc.                           Delaware                   100
Intergraph European Manufacturing,
  L.L.C.                                  Delaware                   100
Intergraph (Italia), L.L.C.               Delaware                   100
Intergraph (Middle East), L.L.C.          Delaware                   100
Intergraph Public Safety, Inc.            Delaware                   100
Z/I Imaging Corporation                   Delaware                    60
Intergraph Benelux B.V.                   The Netherlands            100
Intergraph Danmark A/S                    Denmark                    100
Intergraph CR spol. s r.o.                Czech Republic             100
Intergraph (Deutschland) GmbH             Germany                    100
Intergraph Espana, S.A.                   Spain                      100
Intergraph Europe (Polska) Sp. z o.o.     Poland                     100
Intergraph Finland Oy                     Finland                    100
Intergraph (France) SA                    France                     100
Intergraph GmbH (Osterreich)              Austria                    100
Intergraph (Hellas) S.A.                  Greece                     100
Intergraph Norge A/S                      Norway                     100
Intergraph (Portugal) Sistemas de
  Computacao Grafica, S.A.                Portugal                   100
Intergraph (Sverige) AB                   Sweden                     100
Intergraph (Switzerland) A.G.             Switzerland                100
Intergraph (UK), Ltd.                     United Kingdom             100
Intergraph Public Safety Belgium S.A.     Belgium                    100
Intergraph Public Safety Deutschland,
  GmbH                                    Germany                    100
Public Safety France, SA                  France                     100
Intergraph Public Safety U.K., Ltd.       United Kingdom             100
Z/I Imaging GmbH                          Germany                     60
Z/I Imaging (Hellas) S.A.                 Greece                      60
Z/I Imaging UK Ltd.                       United Kingdom              60
Intergraph China, Ltd.                    Hong Kong                  100
Intergraph BEST (Vic) Pty. Ltd.           Australia                  100
Intergraph Computer (Shenzhen) Co. Ltd.   China                      100
Intergraph Corporation (N.Z.) Limited     New Zealand                100
Intergraph Corporation Pty. Ltd.          Australia                  100
Intergraph Corporation Taiwan             Taiwan, R.O.C.             100
Intergraph Hong Kong Limited              Hong Kong                  100
Intergraph Industry Solutions K.K.        Japan                      100
Intergraph Japan K.K.                     Japan                      100
Intergraph Korea, Ltd.                    Korea                      100
Intergraph Public Safety (New Zealand)
  Limited                                 New Zealand                100
Intergraph Public Safety Pty. Ltd.        Australia                  100
Intergraph Systems Singapore Pte Ltd.     Singapore                  100
Intergraph Computer Services
  Industry & Trade, A.S.                  Turkey                     100
Intergraph Canada, Ltd.                   Canada                     100
Intergraph Computer Systems Canada, Inc.  Canada                     100
Intergraph Public Safety Canada Ltd.      Canada                     100
Intergraph de Mexico, S.A. de C.V.        Mexico                     100
Intergraph Electronics Ltd.               Israel                     100
Intergraph Servicios de Venezuela  C.A.   Venezuela                  100
Intergraph Saudi Arabia Ltd.              Saudi Arabia                75